UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): November 15, 2017

CENTRAL EUROPEAN MEDIA ENTERPRISES LTD.
(Exact name of registrant as specified in its charter)

BERMUDA	0-24796	98-0438382

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

O'Hara House, 3 Bermudiana Road, Hamilton, Bermuda		HM 08
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (441) 296-1431

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

As previously reported in the Current Report on Form 8-K dated July 10, 2017, CME Media Enterprises B.V., a wholly owned subsidiary of Central European Media Enterprises Ltd. (the “Company”), entered into a framework agreement on July 9, 2017 with Slovenia Broadband s.à r.l. (“Slovenia Broadband”), a subsidiary of United Group B.V. (as filed with the SEC on July 10, 2017 as Exhibit 10.1 to the Company’s Current Report on Form 8-K on such date), for the sale of Pro Plus d.o.o., which operates the Company’s Slovenian business, and Nova TV d.d., which operates the Company’s Croatian business. On November 15, 2017, the Croatian Agency for Electronic Media published a decision that the proposed acquisition by Slovenia Broadband of the Company’s subsidiary Nova TV d.d. is not permitted under the Croatian Act on Electronic Media. The Croatian Agency concluded that certain restrictions on cross ownership under the Act on Electronic Media apply to the proposed acquisition and it would therefore be impermissible. The Company is reviewing the decision and evaluating potential options.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, we have duly caused this report to be signed on our behalf by the undersigned thereunto duly authorized.

Date:	November 16, 2017	/s/ David Sturgeon
David Sturgeon
Chief Financial Officer